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                                                             Exhibit 99.3

                              FIRSTCOM CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                              FIRSTCOM CORPORATION

       The undersigned, a shareholder of FirstCom Corporation, a Texas corporation ("FirstCom"), hereby appoints Patricio E. Northland and Thomas C. Canfield, and each of them, as the proxy or proxies of the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all of the shares of common stock of FirstCom that the undersigned is entitled to vote at the Special Meeting of Shareholders of FirstCom to be held at 10:00 a.m. (Eastern Daylight Time) on August __, 2000 at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida 33134, and at any adjournments or postponements thereof, on the following proposal as designated below and, in their discretion, on such other matters as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.





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Proposal 1: To approve the Agreement and Plan of Merger, dated as of November
1, 1999, among FirstCom Corporation, AT&T Corp., AT&T Latin America Corp., and Frantis, Inc., as amended (the "MERGER AGREEMENT") and the transactions contemplated by the Merger Agreement, including the merger of FirstCom Corporation into Frantis, Inc., a wholly-owned shell subsidiary of AT&T Latin America Corp. created for the merger.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.

/ /    VOTE FOR                  / /    VOTE AGAINST              / /    ABSTAIN


       The undersigned hereby acknowledges receipt of the notice of Special Meeting and related proxy statement/prospectus.

                                            Dated:
                                                  ------------------------------


                                            ------------------------------------
                                            (Print Name(s))


                                            ------------------------------------
                                            (Signature)


                                            ------------------------------------
                                            (Signature, if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the Special Meeting. If you are signing as an attorney, executor, administrator, trustee or guardian, please indicate your full title in this capacity. When shares are held by joint tenants, both holders should sign this proxy. If you are a corporation, please indicate the full name of the corporation and have this proxy signed by the corporation's president or other authorized officer. If you are a partnership, please indicate the full name of the partnership and have this proxy signed by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.


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